Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 63	Trade Date: 10/14/2003
(To Prospectus dated July 22, 2002)	Issue Date: 10/17/2003

The date of this Pricing Supplement is October 14, 2003

CUSIP or Common Code:	41013MWC0	41013MWD8	41013MWE6	41013MWF3	41013MWG1

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,325,662.50	$606,112.00	$1,420,650.00	$3,139,424.00	$2,058,768.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	10/15/2006	10/15/2007	9/15/2008	10/15/2011	10/15/2011

Stated Annual Interest Rate:	2.300%	2.900%	3.400%	Step: 3.300% through 10/14/2005, and 5.500% thereafter (unless called)	4.350%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	11/15/2003	11/15/2003	11/15/2003	11/15/2003	11/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	10/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

1For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 63	Trade Date: 10/14/2003
(To Prospectus dated July 22, 2002)	Issue Date: 10/17/2003

The date of this Pricing Supplement is October 14, 2003

CUSIP or Common Code:	41013MWH9	41013MWJ5	41013MWK2	41013MWL0

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,296,260.00	$5,445,015.00	$4,588,350.00	$10,348,372.50

Discounts and Commissions:	1.500%	1.750%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	97.850%	97.600%

Maturity Date:	10/15/2013	10/15/2015	10/15/2023	10/15/2028

Stated Annual Interest Rate:	4.750%	5.350%	5.650%	5.750%

Interest Payment Frequency:	Quarterly	Semi	Monthly	Quarterly

First Payment Date:	1/15/2004	4/15/2004	11/15/2003	1/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	4/15/2006 Callable one time only at 100% on call date above with 30 days notice.	10/15/2007 Callable one time only at 100% on call date above with 30 days notice.	1/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

2For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.